Exhibit E

(Translation)

MINISTRY OF FINANCE

Department of Law
Sanlihe Road
Beijing 100820
People’s Republic of China

Beijing, October 15, 2003

Division of Corporation Finance

Securities and Exchange Commission
Washington, D.C. 20549
United States of America

Gentlemen:

      On behalf of the Law Department of the Ministry of Finance of the People’s Republic of China, we hereby consent to the use of our name wherever appearing in this Registration Statement, as amended, being filed on the date hereof with the United States Securities and Exchange Commission (the “SEC”) in connection with the registration of US$3,000,000,000 aggregate principal amount of China’s debt securities and warrants to purchase debt securities under the United States Securities Act of 1933, as amended (the “Securities Act”). We further consent to the filing of this letter as an exhibit to such Registration Statement, as amended.

Very truly yours,

Law Department
Ministry of Finance
People’s Republic of China

By:	/s/ YANG MIN

Director General